As Filed with the Securities and Exchange Commission on September 30, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	59-3410522
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 685

Tampa, Florida 33607

813-286-7900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

AMENDED AND RESTATED 2002 STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plans)

John N. Bonfiglio

President and Chief Executive Officer.

3000 Bayport Drive, Suite 685

Tampa, Florida 33607

813-286-7900

(Name, Address and Telephone number of Agent for Service)

Copies to:

Mark A. Catchur, Esquire

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, Florida 33602

(813) 229-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(3)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(3)	AMOUNT OF REGISTRATION FEE(3)
Common Stock $0.001 Par Value	500,000	$1.55	$775,000	$90.00

(1)	The securities to be registered include options and awards to acquire common stock.
(2)	This Registration Statement registers 500,000 shares of Company common stock for issuance pursuant to the Amended and Restated 2002 Stock Option and Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional number of shares as may be available under the Plan in the event of a stock dividend, stock split, recapitalization or other similar change to the Common Stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Pursuant to Rule 457(h)(1), the fee is calculated based on the average of the high and low prices of the Company’s shares on September 28, 2011, a date within 5 business days prior to the filing of this registration statement. The amount of the registration fee is rounded up to the nearest whole dollar.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Oragenics, Inc. (the “Company”) is being filed to register 500,000 additional shares of Company common stock authorized for issuance under the Company’s Amended and Restated 2002 Stock Incentive Plan, (the “Plan”), pursuant to General Instruction E to Form S-8. The table below summarizes the Plan, as amended to date and the registration statements previously filed to cover shares authorized for issuance under the Plan.

Summary Plan Table

Plan History	Date	Authorized Shares	Post -Split Shares*	Registration Statement
Adoption	November 2002	1,000,000	50,000	333-110646
Amended and Restated	September 2006	2,000,000	100,000	333-150716
First Amendment	April 2008	2,000,000	100,000	333-150716
Second Amendment	October 2009	7,500,000	375,000	333-163083

Total		12,500,000	625,000

*	On September 24, 2010, the Company effectuated a 1 for 20 reverse stock split.

On August 29, 2011 the Company shareholders authorized the Third Amendment to our Amended and Restated Articles of Incorporation (the “Third Amendment”) to increase the number of authorized shares by 500,000 shares from 625,000 (split adjusted) to 1,125,000 shares.

Pursuant to General Instruction E to Form S-8, the contents of the previously filed Registration Statements, on Form S-8 (Nos. 333-110646, 333-150716 and 333-163083), on November 21, 2003, July 5, 2008, and November 13, 2009 respectively, are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

This Registration Statement on Form S-8 incorporates by reference the following documents we previously filed with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 filed November 21, 2003 (File No. 333-110646);

•	Registration Statement on Form S-8 filed July 5, 2008 (File No. 333-150716);

•	Registration Statement on Form S-8 filed November 13, 2009 (File No. 333-163083);

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 30, 2011;

•

the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the Commission on May 10, 2011, and the Registrant’s Quarterly Report on Forms 10-Q for the fiscal quarter ended June 30, 2011, filed with the Commission on August 5, 2011; and

•

the Registrant’s Current Reports on Form 8-K, filed with the Commission on each of January 28, 2011, February 8, 2011, March 15, 2011, April 4, 2011, April 11, 2011, May 26, 2011, June 7, 2011, June 30, 2011, July 12, 2011, September 1, 2011 and September 16, 2011.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 (and any related exhibits) of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8 EXHIBITS.

Exhibit Number	Exhibit Description

3.1*	Amended and Restated Articles of Incorporation (1)

3.2*	Articles of Amendment to Amended and Restated Articles of Incorporation (2)

3.3*	Articles of Amendment to Amended and Restated Articles of Incorporation (3)

3.4*	Articles of Amendment to Amended and Restated Articles of Incorporation (4)

4.1*	Oragenics, Inc. Amended and Restated 2002 Stock Option and Incentive Plan. (5)

4.2*	First Amendment to the Amended and Restated 2002 Stock Option and Incentive Plan (6)

4.3*	Second Amendment to the Amended and Restated 2002 Stock Option and Incentive Plan. (7)

4.4*	Third Amendment to the Amended and Restated 2002 Stock Option and Incentive Plan. (4)

5.1	Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C.

23.2	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

24.1	Power of Attorney (included with the signature page to this Registration Statement).

*	Document has been previously filed with the Commission and is incorporated by reference.
(1)	Filed as Exhibit 3.3 to SB-2 filed on October 16, 2002.
(2)	Filed as Exhibit 10.2 to Form 8-K filed on October 30, 2009.
(3)	Filed as Exhibit 3.1 to Form 8-K filed on October 27, 2010.
(4)	Filed as Exhibit to Form 8-K filed on September 1, 2011.
(5)	Filed as Exhibit 10.1 to 10QSB/A filed on September 29, 2006.
(6)	Filed as Exhibit 4.2 to Form 8-K filed on April 14, 2008.
(7)	Filed as Exhibit 4.3 to Form 8-K filed on October 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida this 30th day of September, 2011.

Oragenics, Inc.

By:	/s/ John N. Bonfiglio
John N. Bonfiglio
President, Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Oragenics, Inc., hereby constitutes and appoints John Bonfiglio and Brian Bohunicky, each their true and lawful attorneys-in-fact and agents, for them and in their name, place and stead, in any and all capacities, to sign their names to any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons (or by their duly authorized attorney-in-fact) in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John N. Bonfiglio John N. Bonfiglio	President, Chief Executive Officer, Principal Executive Officer and Director	September 30, 2011

/s/ Brian Bohunicky Brian Bohunicky	Chief Financial Officer and Principal Accounting Officer	September 30, 2011

/s/ Jeffrey D. Hillman Jeffrey D. Hillman	Chief Scientific Officer and Director	September 30, 2011

/s/ Frederick W. Telling Frederick W. Telling	Chairman of the Board and Director	September 30, 2011

/s/ Christine L. Koski Christine L. Koski	Director	September 30, 2011

/s/ Robert C. Koski Robert C. Koski	Director	September 30, 2011

/s/ Charles L. Pope Charles L. Pope	Director	September 30, 2011

/s/ Alan W. Dunton Alan W. Dunton	Director	September 30, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1*	Amended and Restated Articles of Incorporation (1)

3.2*	Articles of Amendment to Amended and Restated Articles of Incorporation (2)

3.3*	Articles of Amendment to Amended and Restated Articles of Incorporation (3)

3.4*	Articles of Amendment to Amended and Restated Articles of Incorporation (4)

4.1*	Oragenics, Inc. Amended and Restated 2002 Stock Option and Incentive Plan.(5)

4.2*	First Amendment to the Amended and Restated 2002 Stock Option and Incentive Plan (6)

4.3*	Second Amendment to the Amended and Restated 2002 Stock Option and Incentive Plan. (7)

4.4*	Third Amendment to the Amended and Restated 2002 Stock Option and Incentive Plan. (4)

5.1	Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C.

23.2	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

24.1	Power of Attorney (included with the signature page to this Registration Statement).

*	Document has been previously filed with the Commission and is incorporated by reference.
(1)	Filed as Exhibit 3.3 to SB-2 filed on October 16, 2002.
(2)	Filed as Exhibit 10.2 to Form 8-K filed on October 30, 2009.
(3)	Filed as Exhibit 3.1 to Form 8-K filed on October 27, 2010.
(4)	Filed as Exhibit to Form 8-K filed on September 1, 2011.
(5)	Filed as Exhibit 10.1 to 10QSB/A filed on September 29, 2006.
(6)	Filed as Exhibit 4.2 to Form 8-K filed on April 14, 2008.
(7)	Filed as Exhibit 4.3 to Form 8-K filed on October 29, 2009.